EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Rekor Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(h)	7,912,216	$1.745	$13,806,817	0.00014760	$2,038
Total Offering Amounts					$13,806,817		$2,038
Total Fee Offsets							$0
Net Fee Due							$2,038

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock that become issuable under the Rekor Systems, Inc. 2017 Equity Award Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock on The Nasdaq Capital Market on April 25, 2024.